UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MAXAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was sent to employees of Maxar Technologies Inc. on December 16, 2022:

December 16, 2022

Dear Team,

Today marks the beginning of a new chapter for Maxar. Moments ago, we announced that we have entered into an agreement to be acquired by Advent International, one of the United States’ largest and most experienced global private equity investors. Under the terms of the transaction, Maxar stockholders will receive $53.00 per share in cash, representing a substantial premium of 129% over yesterday’s closing stock price.

We believe that this transaction is a positive step forward for our company, and we expect it to benefit all Maxar stakeholder groups, including our valued team members.

Over the last several years, we have taken steps to reshape Maxar into a more streamlined and focused company. Thanks to your hard work, we have built Maxar into a worldwide commercial leader in comprehensive space solutions and secure, precise, geospatial intelligence. This announcement is a testament to your commitment to our mission, the value we have created and the reputation we have built in our industry.

Advent has a proven record of strengthening its portfolio companies and a desire to support Maxar in advancing our long-term strategic objectives. Through this transaction, we expect Maxar will have enhanced flexibility and additional financial and operational resources from Advent to build on our strong foundation, further scale our operations and capture the significant opportunities in a rapidly expanding market.

At a time when Maxar’s mission has never been more important, this transaction allows us to accelerate our ability to deliver mission-critical technology and solutions to customers over the near- and long-term. Advent recognizes the significant opportunity ahead for Maxar and, like us, is confident in our capabilities and sees momentum and growth opportunities as we execute our strategy of customer and product diversification for national defense, commercial and civil missions. We are counting on you to keep up the great work as we build on our momentum and execute on our objectives.

Looking Ahead

While this announcement is an important milestone for Maxar, please keep in mind that today is only day one. Until the transaction is completed, which we expect to happen in mid-2023, Maxar will remain a publicly traded company. That means that it is business as usual and we are counting on you to remain as focused as ever on supporting our mission, our customers and each other.

Upon completion of the transaction, we will be changing ownership and will no longer be publicly listed on the stock market. Our mission and values, however, will not change. We will remain a U.S.-controlled and operated company, retaining the Maxar name, our same subsidiaries and brands, and continue to serve our customers like we always have.

We will keep you informed as we move forward. In the meantime, we understand that you may have questions about what this announcement means for you and our company. To help answer some of these questions, I have attached an FAQ document. Additionally, should you have any questions not answered in the FAQ, please speak with your Global Leadership Team member who will do their best to provide answers.

As you can imagine, this situation may generate increased interest in our company, and it is important that we speak with one voice. If anyone outside of our company, including any member of the media, reaches out to you, please direct them to Fernando Vivanco at 1-720-877-5220 or fernando.vivanco@maxar.com.

I want to thank you for your continued hard work and dedication. As we look ahead to the future, I hope you share my enthusiasm for this promising next chapter at Maxar.

V/r,

Dan Jablonsky

President & CEO of Maxar

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Maxar. In connection with the proposed transaction, Maxar will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Maxar’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Maxar may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAXAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Maxar’s investor relations website, https://investor.maxar.com/overview/default.aspx.

Participants in the Solicitation

Maxar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Maxar’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Maxar and their ownership of Maxar’s common stock is set forth in the definitive proxy statement for Maxar’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2022, or its Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents filed by Maxar with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

The following FAQ were sent to employees of Maxar Technologies Inc. on December 16, 2022:

MAXR Transaction Employee FAQ

1.	What was announced?

●	We announced that Maxar has entered into a definitive agreement under which Advent International, one of the United States’ largest and most experienced global private equity investors, has agreed to acquire Maxar in an all-cash transaction with an enterprise value of approximately $6.4 billion.

●	The agreement with Advent provides for Maxar stockholders to receive $53.00 per share in cash, representing a substantial premium of approximately 129% over yesterday’s closing stock price.

●	We believe that this transaction is a positive step forward for our company, and we expect it to benefit all Maxar stakeholder groups, including our valued team members.

●	This transaction will provide Maxar with the enhanced flexibility and additional resources to build on its strong foundation, further scale its operations and capture the significant opportunities in a rapidly expanding market.

●	Advent has a demonstrable track record as a responsible owner of defense and security businesses. Upon completion of the transaction, Maxar will become a private company and will be able to accelerate investments in next-generation satellite technologies and data insights that are vital to the Company’s government and commercial customers.

2.	What can you do as a private company that you can’t do as a public company?

●	As a private company, we will have enhanced flexibility and additional resources to build on Maxar’s strong foundation, further scale its operations and capture the significant opportunities in a rapidly expanding market.

●	We will also be able to pursue long-term plans without the near-term volatility associated with being a public company with stock that trades every minute.

●	We will be able to accelerate investments in next-generation satellite technologies and data insights that are vital to the Company’s government and commercial customers, as well as pursue select, strategic M&A to further enhance our portfolio of solutions. This includes supporting the successful delivery of the new Legion satellite constellation, accelerating the launch of Legion 7 and 8 satellites and further growing the space infrastructure and earth intelligence businesses through investments in next-generation capabilities, such as advanced machine learning and 3D mapping.

●	We are confident that being a privately held company with the support and are resources of Advent will position Maxar to continue succeeding in today’s environment.

3.	Who is Advent?

●	Founded and headquartered in Boston, Advent International is one of the United States’ largest and most experienced global private equity investors. Advent has a demonstrable track record as a responsible owner of defense and security businesses. With approximately $28 billion invested across the defense, security and cybersecurity sectors in the last three years, Advent’s portfolio companies have substantial expertise supporting many satellite and defense platforms which serve the U.S. government and its allies as well as companies across the globe.

●	Following the close of the transaction, Maxar will remain a U.S.-controlled and operated company.

●	Advent has a proven record of strengthening its portfolio companies and a desire to support companies in advancing their long-term strategic objectives.

4.	What does this mean for me?

●	This announcement is a testament to the hard work and dedication of our team, the value Maxar has created and the reputation we have built in our industry.

●	We believe that this transaction is a positive step forward for our company, and we expect it to benefit all Maxar stakeholder groups, including employees.

●	As a private company, we will have enhanced flexibility and additional resources to build on Maxar’s strong foundation, further scale its operations and capture the significant opportunities in a rapidly expanding market.

●	While this is an exciting announcement, it is important to remember that the announcement is just the first step toward completing this transaction.

●	Until the transaction is complete, which we expect to occur mid-2023, we remain an independent company and it is business as usual at Maxar. This means you should not expect any significant changes.

●	We are counting on you to remain focused on your day-to-day responsibilities to deliver the excellent service and solutions that our customers have come to expect from Maxar.

5.	What will change for me as an employee after the transaction closes?

●	Following this change in ownership, we intend to continue operating much as we do today.

6.	Will there be any changes to Maxar’s employee salaries, compensation or benefits as a result of this transaction?

●	Until the transaction closes, it is business as usual.

●	Following this change in ownership, we expect to continue operating much as we do today.

●	Advent has committed to maintain employee base salaries and hourly wages, target bonus opportunities and severance benefits for at least the first twelve months following the completion of the transaction. Advent has committed to maintain, through the end of the calendar year following the first anniversary of the completion of the transaction, health, welfare and retirement benefits that are no less favorable on a benefit-by-benefit basis than those provided to such immediately prior to the completion of the transaction (excluding defined benefit pension benefits, retiree welfare benefits, nonqualified deferred compensation benefits and change in control benefits).

●	Advent recognizes the importance of all Maxar team members to its success. No changes to our general compensation and benefits programs (salaries, cash bonuses, broad-based employee benefits, etc.) are planned at this time.

7.	What is a “go-shop” process? What if someone else bids more?

●	The merger agreement contains a go-shop provision, under which the Maxar Board of Directors and its advisors will actively initiate, solicit and consider alternative acquisition proposals from third parties, consistent with our commitment to maximizing value for our stockholders.

●	There are no assurances that this process will result in any additional interest in Maxar, and we cannot speculate on the outcome.

●	We will continue to keep you informed as appropriate as we work through this process. We are counting on you to remain focused on your day-to-day responsibilities to deliver the excellent service and solutions that our customers have come to expect from Maxar.

8.	What will happen to the leadership team following the transaction?

●	Advent recognizes the importance of all Maxar team members to its success.

●	While we do not know precisely what will occur following close, we intend to continue operating much as we do today.

9.	Will our headquarters change once the transaction closes? What about our name and brand?

●	Following close, we will remain a U.S.-controlled and operated company, retaining the Maxar name, our same subsidiaries and brands, and maintain our headquarters and operations in Westminster, Colorado.

●	We are committed to keeping you informed and will share additional details as appropriate as we move toward completing the transaction in the weeks and months ahead.

10.	Will any locations close?

●	We do not expect any locations to close as a result of this transaction.

11.	How will our customers be impacted?

●	We will continue to deliver the high-quality of service that our customers expect.

●	Customers will continue to receive the creative technical solutions and support to which they are accustomed.

12.	What do I say to customers if they ask about the transaction?

●	Please direct all customer inquiries to their customer success representative, who will provide them with additional information.

●	This transaction will have no impact on the products or services Maxar delivers and we look forward to serving them for many years to come.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Maxar. In connection with the proposed transaction, Maxar will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Maxar’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Maxar may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAXAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Maxar’s investor relations website, https://investor.maxar.com/overview/default.aspx.

Participants in the Solicitation

Maxar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Maxar’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Maxar and their ownership of Maxar’s common stock is set forth in the definitive proxy statement for Maxar’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2022, or its Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents filed by Maxar with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.